EXHIBIT 99.1

AmpliTech Announces Closing of $23.0 Million Registered Direct Offering Priced At-The-Market

Bohemia, New York – April 16, 2021 – AmpliTech Group, Inc. (NASDAQ: AMPG) (the “Company”), a designer, developer, and manufacturer of custom and standard state-of-the-art RF components for Commercial, SATCOM, Space, Defense, and Military markets, today announced the closing of its previously announced registered direct offering of 2,715,000 shares of common stock priced at-the-market under Nasdaq rules. Additionally, the Company also issued to the investors warrants to purchase an aggregate of 1,900,500 shares of common stock at an exercise price of $8.48 per share with a five-year term in a concurrent private placement. The combined purchase price for one share of common stock with 70% warrant coverage was $8.48. The aggregate gross proceeds to the Company were approximately $23.0 million, before deducting placement agent’s fees and expenses of the offering payable by the Company.

Maxim Group LLC acted as the exclusive placement agent for the offering.

The shares of common stock described above were offered pursuant to a "shelf" registration statement (File No. 333-254969) filed with the Securities and Exchange Commission, or SEC, on April 1, 2021 and declared effective on April 14, 2021. The warrants issued in the concurrent private placement and shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Such shares were offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the offering of the shares were filed with the SEC. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the offering of the securities may be obtained on the SEC's website at http://www.sec.gov or from Maxim Group LLC at 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

CEO Fawad Maqbool commented, "With this financing, we are now in a better position to support our larger customers and provide them with the necessary support and services to maintain and increase their business and confidence.”

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor there any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About AmpliTech Group, Inc.

AmpliTech Group, Inc. designs, develops, and manufactures custom and standard state-of-the-art RF components for the Domestic and International, SATCOM, Space, Defense and Military markets. These designs cover the frequency range from 50 kHz to 40 GHz - eventually, offering designs up to 100 GHz. AmpliTech also provides consulting services to help with any microwave components or systems design problems. Our steady growth over the past 13+ years has come about because we can provide complex, custom solutions for nearly ANY custom requirements that are presented to us. In addition, we have the best assemblers, wires, and technicians in the industry and can provide contract assembly of customers' own designs. Website: http://www.AmpliTechinc.com.

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Safe Harbor Statement

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

Fawad Maqbool, CEO

AmpliTech Group, Inc.

(631) 521-7831

Twitter: https://twitter.com/AmpliTechAMPG

Instagram: https://www.instagram.com/amplitechampg/

Facebook: https://www.facebook.com/AmpliTechInc

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